UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2007

BIOVERIS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50583	80-0076765
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
16020 Industrial Drive, Gaithersburg, Maryland	20877
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (301) 869-9800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

BioVeris Corporation (“BioVeris”) has received all regulatory clearances required in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 4, 2007, by and among Roche Holding Ltd, Lili Acquisition Corporation and BioVeris, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, various European antitrust approvals and clearance from the Committee on Foreign Investment in the United States under provisions of the Exon-Florio Amendment to the Defense Production Act of 1950.

BioVeris will hold a special meeting of shareholders on June 25, 2007 to vote on the Merger Agreement pursuant to which BioVeris will be acquired by a subsidiary of Roche Holding Ltd for cash consideration of $21.50 per share, or a total of approximately $600 million. If BioVeris' shareholders approve the Merger Agreement, BioVeris anticipates closing the transaction shortly thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	BIOVERIS CORPORATION

	By:	/s/ George V. Migausky
	Name:	George V. Migausky
	Title:	Vice President of Finance and
Chief Financial Officer